UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2025

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UFP Technologies, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-12648	04-2314970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Hale Street

Newburyport, Massachusetts - USA 01950-3504

(Address of Principal Executive Offices) (Zip Code)

(978) 352-2200

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UFPT	The NASDAQ Stock Market L.L.C.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

UNIPEC Acquisition

Pursuant to the terms of a Stock Purchase Agreement, dated as of July 2, 2025 (the “UNIPEC Purchase Agreement”), by and among UNIPEC, Incorporated (“UNIPEC”), the sole stockholder of UNIPEC, Brandt Berghers (the “Seller”), and UFP Technologies, Inc. (“UFP” or the “Company”), UFP purchased from the Seller all of the issued and outstanding shares of UNIPEC. Founded in 1964 with annual sales of approximately $5 million and headquartered in Rockville, Maryland, UNIPEC develops and manufactures precision thermoformed and heat-sealed polymer components used primarily for shielding batteries in Class III implantable medical devices.

The UNIPEC shares were acquired for an aggregate purchase price of $7.5 million in cash. The aggregate purchase price at closing was approximately 3.75 times the UNIPEC adjusted net income before interest, taxes, depreciation and amortization (adjusted EBITDA, which is a non-GAAP financial measure). A portion of the purchase price is being held in escrow to indemnify the Company against certain claims, losses and liabilities.

The UNIPEC Purchase Agreement contains customary representations, warranties, indemnities and covenants customary for transactions of this type.

TPI Acquisition

Pursuant to the terms of a Securities Purchase Agreement, dated as of July 7, 2025 (the “TPI Purchase Agreement”), by and among Techno Plastics Industries, Inc. (“TPI”), the stockholders of TPI, Marta G. Lopez Tous, Benito Diaz Alemany, Miriam Amely Ramos, Miguel A. Perez Lopez, Ana E. Montalvo Rodríguez, Maria M. Emanuelli Fernandez, Maria C. Chamoun Emanuelli, Diana T. Chamoun Emanuelli, and Ana M. Chamoun Emanuelli, individually and Maria C. Chamoun Emanuelli, as the sellers’ representative (collectively the “Sellers”), and UFP, UFP purchased from the Sellers all of the issued and outstanding shares of TPI. Founded in 1988 and headquartered in Anasco, Puerto Rico with annual sales of approximately $10 million, TPI is a specialty manufacturer of precision thermoplastic injection-molded components.

The TPI shares were acquired for an aggregate purchase price of $4.5 million in cash. The aggregate purchase price at closing was approximately 4.5 times the TPI adjusted net income before interest, taxes, depreciation and amortization (adjusted EBITDA which is a non-GAAP financial measure). A portion of the purchase price is being held by the Company to indemnify the Company against certain claims, losses and liabilities.

The TPI Purchase Agreement contains customary representations, warranties and covenants customary for transactions of this type.

On July 17, 2025, UFP issued a press release relating to the completion of the Company’s acquisition of UNIPEC and TPI. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press releases attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press releases attached as exhibits hereto, the press releases contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press releases regarding these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated July 17, 2025 of UFP Technologies, Inc. announcing the completion of its acquisition of UNIPEC and TPI
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UFP Technologies, Inc.

Date: July 17, 2025	By:	/s/ Ronald J. Lataille
Ronald J. Lataille
Chief Financial Officer and Senior Vice President